(logo) GREYSTONE

419 Belle Air Ln.

Warrenton, VA 20186

www.greyco.com

March 1, 2022

Management’s Report on Assessment of 2021 Compliance with Applicable Regulation AB Servicing Criteria

Greystone Servicing Company LLC and Subsidiaries (the Asserting Party) is responsible for assessing its compliance as of and for the year ended December 31, 2021 (the Reporting Period) with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations. The assessment concerns the Asserting Party’s servicing efforts for its servicing “Platforms,” which consist of all the commercial and multifamily loans serviced by the Asserting Party as described in Appendix I.

The Asserting Party is responsible for assessing its compliance with the servicing criteria applicable to it. The Asserting Party used the criteria in paragraph (d) of Section 1122 of Regulation AB (17 C.F.R.229.1122) to assess its compliance. The servicing criteria applicable to the Platforms are listed in Appendix II as indicated.

The Asserting Party has engaged vendors to perform generalized work related to performing tax searches, payment on taxes, reporting of tax information, and issuance of flood insurance certifications. The Asserting Party has determined that these vendors are not considered “servicers” as defined in item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to these vendors as permitted by Section 200.06 of the Compliance and Disclosure Interpretations (Section 200.06). The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to those vendors. The Asserting Party requires these vendors to provide to the Asserting Party a Report on Assessment of Compliance With Regulation AB Servicing Criteria, as the means of assessing our compliance with Servicing Criterion (d)(1)(ii). The Asserting Party has not identified and is not aware of any material instances of noncompliance by the vendors.

The Asserting Party has assessed its compliance with the applicable servicing criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the applicable servicing criteria as of December 31, 2021, and for the Reporting Period with respect to the Platforms taken as a whole.

RSM US LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the applicable servicing criteria for the reporting period as set forth in this assertion.

March 1, 2022

/s/ Stephen Rosenberg

Stephen Rosenberg, President and Chief Executive Officer

/s/ Marc Fox

Marc Fox, Chief Financial Officer

/s/ Sharon Briskman

Sharon Briskman, Executive Vice President – Servicing and Asset Management

Appendix I

Listing of Assets or Platforms Subject to the Servicing Criteria Specified in Paragraph (d) of Item 1122 of Regulation AB

Platform	Description of Assets	Issuer	Public Name of Securitization	Report to be Included in Filing With SEC? (Y/N)
Platform A	All loans, other than Platforms B, C, and D serviced by Greystone Servicing Company LLC during the year ending December 31, 2021.	All issuers for loans, other than Platforms B, C, and D serviced by Greystone Servicing Company LLC during the year ending December 31, 2021.	N/A	N

Platform B

All loans serviced by Greystone Servicing Company LLC during the year ending December 31, 2021 held by Greystone Commercial Real Estate Notes 2018-HC1, Ltd., Greystone CRE Notes 2019-FL2, Ltd., Greystone CRE Notes 2021-FL3, Ltd., Greystone CRE Notes 2021-HC2, Ltd., securitized Freddie Mac loans and the following loans: #7218 - Bella Terra Apartments, #30072 – Huntington Ridge Apartments, #30085 - Renaissance Apartments, #30059 - Atlantic Sweetwater, #30062 - The Crossroads at Arlington Apartments, #30064 - Tacara at Stone Oak Apartments, #30097 – The Reserve at St. Johns River Apartments, #39000 – Seaview Estates, #39002 - Townhouse & Park Avenue, #39001 - Nassau & Throngs Neck, #3949 Bel Aire Apartments, #390020 – Veritas 23 Portfolio and #40000 - 808 N Cleveland Avenue

		Greystone	N/A	N

Platform C	All loans that name Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) as Special Servicer during the year ended December 31, 2021.

All issuers of mortgage-backed securities for which Greystone Servicing Company LLC (or its predecessor, C-III Asset Management LLC) acted as Special Servicer involving first lien commercial mortgage loans.

BA FUNB 2001-3*

BACM 2005-1

BACM 2006-2*

BACM 2006-4*

BAMLL 2019-BPR*

BANK 2020-BNK30*

BANK 2021-BNK34* BMARK 2021-B24*

BSCMI 2006-PWR14* BSCMS 2004-PWR3*

BSCMS 2004-PWR6*

BSCMS 2005-PWR7*

BSCMS 2006-PWR11* BSCMS 2006-PWR12* BSCMS 2006-PWR13

BSCMS 2007-PWR15

BSCMS 2007-PWR16 BSCMSI 2006-TOP22* BSCMSI 2006-TOP24* BSCMSI 2007-TOP26*

BSCMSI 2007-TOP28*

CD 2006-CD2*

CD 2006-CD3*

CGCMT 2006-C4*

CGCMT 2015-GC35

CGCMT 2016-C2

CGCMT 2016-GC36

CGCMT 2016-P3

COMM 2005-C6*

CSAIL 2015-C1

CSFB 2003-C3*

CSFB 2004-C4*

CSFB 2005-C3*

CSFBMC 2006-C3*

CSFBMC 2006-C4

CSFBMSC 2005-C4*

CSMC 2007-C3*

CSMC 2007-C4

CSMC 2016-NXSR

CWC 2006-C1*

FREMF 2015-K51*

FREMF 2021-K122*

FRESB 2015-SB1*

FRESB 2015-SB4*

FRESB 2015-SB9

FRESB 2016-SB13*

FRESB 2016-SB15

FRESB 2016-SB16

FRESB 2016-SB20

FRESB 2016-SB24

FRESB 2016-SB25*

FRESB 2020-SB79*

FRESB 2021-SB86*

FRESB 2021-SB90*

GCC 2021-2*

GCC 2021-3*

GMAC 2004-C1*

GSMS 2006-GG8

GSMS 2007-GG10

GSMS 2015-GS1

GSTNE 2018-HC1*

GSTNE 2019-FL2*

GSTNE 2021-FL3*

GSTNE 2021-HC2*

JPM 2005-LDP3

JPM 2007-CIBC18

JPM 2007-CIBC20*

JPMCC 2005-CIBC11* JPMCC 2006-CB16

JPMCC 2006-LDP8*

JPMCC 2007-LDP10*

JPMCC 2007-LDP11

JPMCC 2010-C1*

JPMCC 2010-C2

JPMCC 2013-C10

JPMCC 2013-LC11

LBUBS 2005-C3

LBUBS 2005-C7*

LBUBS 2006-C3*

LBUBS 2007-C7

LBUBS 2008-C1*

MLCFC 2006-3*

MLMT 2005-CKI1

MSBAM 2016-C28

MSC 2006-HQ9*

MSC 2007 HQ11*

MSC 2016-BNK2

MSCI 2004-TOP15*

MSCI 2006-IQ12

MSCI 2006-TOP21*

MSCI 2006-TOP23

MSCI 2007-HQ13*

MSCI 2007-IQ15*

MSCI 2007-TOP25*

NCMS 2018-FL1

Nomura CRE CDO 2007-2*

PSSFC 1999-C2*

SGCMS 2020-COVE*

SOV 2007-C1*

TIAA 2007-C4

WBCMT 2007-C30

WBCMT 2007-C31*

WBCMT 2007-C32*

WFCM 2016-C36

WFCM 2017-C40

WFCM 2017-RB1*

WFCM 2019-C51

WFRBS 2014-C21

XAN 2019-RSO7*

Y

Platform D

All loans serviced by Greystone Servicing Company LLC during the year ending December 31, 2021 held by Exantas Capital Corp. 2019-RSO7, Ltd., Exantas Capital Corp. 2020-RSO8, Ltd., Exantas Capital Corp. 2020-RSO9, Ltd., ACRES Commercial Realty 2021-FL1 Issuer, Ltd. and ACRES Commercial Realty 2021-FL2 Issuer, Ltd.

Exantas Capital Corp. 2019-RSO7, Ltd., Exantas Capital Corp. 2020-RSO8, Ltd., Exantas Capital Corp. 2020-RSO9, Ltd., ACRES Commercial Realty 2021-FL1 Issuer, Ltd., ACRES Commercial Realty 2021-FL2 Issuer, Ltd.

			N/A	N

*There were no loans related to these securitizations that were specially serviced by Greystone Servicing Company LLC during 2021.

Appendix II

Applicable Servicing Criteria Specified in Paragraph (d) of Item 1122 of Regulation AB for the Following Platforms

Platform
Section	Regulation AB Servicing Criteria	A	B	C	D
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X	X	X*	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X	X	X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X	X	X	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

		X	X	X*	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X*	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X	X*	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X	X*	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of § 240.13k-1(b) (1) of this chapter.

		X	X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X	X	X	X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts including custodial accounts and related bank clearing accounts. These reconciliations:
1122(d)(2)(vii)(A)	Are mathematically accurate.	X	X	X*	X
1122(d)(2)(vii)(B)	Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements.	X	X	X*	X
1122(d)(2)(vii)(C)	Are reviewed and approved by someone other than the person who prepared the reconciliation.	X	X	X*	X
1122(d)(2)(vii)(D)

Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X	X*	X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
1122(d)(3)(i)(A)	Are prepared in accordance with timeframes and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(i)(B)	Provide information calculated in accordance with the terms specified in the transaction agreements.		X
1122(d)(3)(i)(C)	Are filed with the Commission as required by its rules and regulations.
1122(d)(3)(i)(D)	Agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X		X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.	X	X		X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X		X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X	X	X	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X	X	X	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X	X	X*
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

		X	X	X	X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	X	X		X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

		X	X*	X	X*
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

			X	X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

		X	X	X	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X	X		X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts):
1122(d)(4)(x)(A)	Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements.	X	X		X
1122(d)(4)(x)(B)	Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws.	X	X		X*
1122(d)(4)(x)(C)	Such funds were returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	X	X		X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X	X		X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

		X	X	X*	X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

		X	X		X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X	X*	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.

*There were no activities performed during the year ended December 31, 2021 with respect to the Platform because there were no occurrences of events that would require the Company to perform such activities.